EXHIBIT 99.1

For More Information Contact:
John H. Howland
President & Chief Operating Officer
Stephen V. Ciancarelli
Senior Vice President & Chief Financial Officer
(203) 782-1100

Southern Connecticut Bancorp, Inc. Reports Results for 2008

NEW HAVEN, Conn. ( February 6, 2009) – Southern Connecticut Bancorp, Inc. (AMEX:SSE) (the “Company”), the holding company for The Bank of Southern Connecticut, announced earnings for the year ended December 31, 2008 of $133,749 or $.05 per share versus a loss of $(573,681) or $(.19) per share for the year ended December 31, 2007.  For the three months ended December 31, 2008, the Company reported a loss of $(236,116) or $(.09) per share compared to a loss of $(439,842) or $(.15) per share for the three months ended December 31, 2007.

Southern Connecticut Bancorp, Inc. and The Bank of Southern Connecticut implemented several initiatives during 2008 designed to enhance the performance and operation of the Company:

•	In April 2008, John H. Howland was appointed President & Chief Operating Officer of the Company and Bank;
•
In February 2008, The Bank of Southern Connecticut completed the sale of its New London branch office, significantly reducing overhead and allowing the Company to focus its resources in the greater New Haven area.  The Bank of Southern Connecticut realized a gain of $874,912 from this sale;

•	In July 2008, the Bank eliminated five positions as part of a plan to reduce operational expenses throughout the Bank;
•
In August 2008, the Company launched its mortgage brokerage operation through its wholly owned subsidiary SCB Capital, Inc.  SCB Capital, Inc. brokers residential and commercial mortgages for third party financial institutions; and

•
Over the course of 2008, the Company repurchased 288,312 shares of its common stock in connection with its previously announced stock repurchase programs.  The repurchase program contributed to the improvement in the Company’s book value per share, which increased from $6.76 at December 31, 2007 to $6.90 at December 31, 2008.

As of December 31, 2008, the Company had total Shareholders’ Equity of $18.5 million, reflecting a Tier 1 Leverage Capital Ratio of 15.64% (in excess of the regulatory minimum of 4.0%).

Net loans increased 3.8% during the year to $89.2 million from $86.0 million at December 31, 2007.  Net of the sale of the New London branch, net loans increased by $10.1 million or 12.7% for the year ended December 31, 2008.  Total non-accrual loans increased to $881,948 (0.77% of total assets) at December 31, 2008 from $530,246 at December 31, 2007.

In December 2008, the Bank received preliminary approval to receive funds from the U.S. Treasury Department’s Capital Purchase Program.  After due consideration, the Board of Directors and Management determined that The Bank of Southern Connecticut should not participate in the program, and subsequently withdrew its application for participation in the program.

The conservative operation of the Bank allowed the avoidance of problems which impacted other financial services companies in 2008, including, among other things, problems related to subprime mortgages as well as exposure to securities issued by Fannie Mae or Freddie Mac.  All of the investment securities held by the Bank are classified as available-for-sale, and therefore are reported on the balance sheet at the then-current market value.

About Southern Connecticut Bancorp, Inc.

Southern Connecticut Bancorp, Inc. is a commercial bank holding company dedicated to serving the banking needs of businesses located in the greater New Haven area.  Southern Connecticut Bancorp owns 100% of The Bank of Southern Connecticut headquartered in New Haven

Connecticut.  The Bank of Southern Connecticut is a provider of commercial banking services to a client base of small to midsized companies with annual sales typically ranging from $1,000,000 to $30,000,000.  The Bank’s services include a wide range of deposit, loan and other basic commercial banking products along with a variety of consumer banking products.  The Bank currently operates four branches, two in New Haven, Connecticut, one in Branford, Connecticut and one in North Haven, Connecticut. Southern Connecticut Bancorp, Inc. also operates a mortgage brokerage business through Evergreen Financial Services, a division of SCB Capital, Inc., a wholly owned subsidiary of the Company.

Certain statements contained in this release and in other written materials and statements we may issue, including without limitation statements containing the word “believes”, “anticipates”, “intends”, “expects”, “estimates”, “could”, “would”, “will”, or words of similar import, constitute forward-looking statements within the meaning of the federal securities laws.
Such forward-looking statements involve risks, uncertainties and other factors that may cause our actual future results, performance or achievements to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include, among others, a limited operating history and volatility of earnings, our dependence on our executive management and Board of Directors, our business concentration in small to midsized businesses in the New Haven, Connecticut area, as well as changes in our business, competitive market and regulatory conditions and strategies. Additional information concerning factors that could impact forward-looking statements can be found in the company’s periodic public filings with the Securities and Exchange Commission and in the section captioned “Risk Factors” in our prospectus filed on June 17, 2004.  Given these uncertainties, readers are cautioned not to place any undue reliance on such forward-looking statements. We disclaim any intent or obligation to update these forward-looking statements to reflect facts, assumptions, circumstances or events that occur after the date on which such forward-looking statements were made.

SOUTHERN CONNECTICUT BANCORP, INC.
Financial Highlights
	December 31,	December 31,
BALANCE SHEET DATA	2008	2007
Loans Receivable (net of ALLL)	$89,241,432	$85,995,128
Loans Held for Sale, Fair Value	-	354,606
Money Market / CD's	10,280,062	8,355,686
Investment Securities	5,130,005	5,265,679
Deposits:
Checking - Non Interest Bearing	28,214,381	27,798,388
Checking - Interest Bearing	331,615	1,286,356
NOW	5,353,875	4,506,137
Money Market	26,578,024	40,721,374
Savings	1,492,378	1,654,000
Time Deposits	31,999,751	31,456,137
Total Deposits	93,970,024	107,422,392

Total Assets	114,916,562	130,564,261

Total Shareholders' Equity	18,540,954	20,084,483

Book Value per Share	$6.90	$6.76
Tier 1 Leverage Capital Ratio	15.64%	15.08%
ALLL / (ALLL+Net Loans+Loans Held for Sale)	1.31%	1.43%
Note: ALLL = Allowance for Loan and Lease Losses

	Twelve Months	Twelve Months
	Ended	Ended
STATEMENT OF OPERATIONS DATA	December 31, 2008	December 31, 2007
Interest Income	$7,000,100	$9,143,381
Interest Expense	2,240,045	3,377,776

Net Interest Income	4,760,055	5,765,605
Provision for Loan Losses	226,019	538,480
Net Interest Income after Provision	4,534,036	5,227,125

Noninterest Income	1,666,625	960,495

Noninterest Expense	6,066,912	6,761,301

Net Income	$133,749	$(573,681)

Net Interest Margin	4.46%	4.89%

PER SHARE DATA
Basic Income per Share	$0.05	$(0.19)
Diluted Income per Share	$0.05	$(0.19)

SOUTHERN CONNECTICUT BANCORP, INC.
Consolidated Balance Sheets
December 31, 2008 and December 31, 2007 (unaudited)
	December 31,	December 31,
	2008	2007
Assets
Cash and due from banks	$5,267,439	$3,891,258
Federal funds sold	-	21,100,000
Short-term and other investments	10,280,062	8,355,686
Cash and cash equivalents	15,547,501	33,346,944

Available for sale securities	5,130,005	5,265,679
Federal Home Loan Bank Stock	66,100	66,100
Loans receivable (net of allowance for loan losses)
$1,183,369 in 2008 and $1,256,965 in 2007)	89,241,432	85,995,128
Loans held for sale	-	354,606
Accrued interest receivable	411,729	533,690
Premises and equipment, net	2,754,153	3,577,720
Other assets	1,765,642	1,424,394
Total assets	$114,916,562	$130,564,261

Liabilities and Stockholders’ Equity
Liabilities
Deposits
Noninterest bearing deposits	$28,214,381	$27,798,388
Interest bearing deposits	65,755,643	79,624,004
Total deposits	93,970,024	107,422,392

Repurchase agreements	214,391	544,341
Accrued expenses and other liabilities	1,010,255	1,327,002
Capital lease obligations	1,180,938	1,186,043
Total liabilities	96,375,608	110,479,778

Commitments and Contingencies	-	-

Stockholders’ Equity
Preferred stock, no par value; 500,000 shares authorized;
none issued
Common stock, par value $.01; 5,000,000, shares authorized;
shares issued and outstanding: 2008 2,688,152; 2007 2,969,714	26,882	29,697
Additional paid-in capital	22,521,164	24,263,531
Accumulated deficit	(4,169,051)	(3,595,370)
Current Earnings (Loss)	133,749	(573,681)
Accumulated other comprehensive gain (loss) – net unrealized
gain (loss) on available for sale securities	28,210	(39,694)
Total stockholders' equity	18,540,954	20,084,483

Total liabilities and stockholders' equity	$114,916,562	$130,564,261

SOUTHERN CONNECTICUT BANCORP, INC.
Consolidated Statement of Operations
For the Three and Twelve Months Ended December 31, 2008 and 2007 (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Interest Income
Interest and fees on loans	$1,564,348	$ 1,964,058	$ 6,333,993	$ 7,539,044
Interest on securities	59,657	63,413	195,748	259,052
Interest on federal funds sold and short-term investments	87,532	334,336	470,359	1,345,285
Total interest income	1,711,537	2,361,807	7,000,100	9,143,381

Interest Expense
Interest on deposits	478,346	796,523	2,055,427	3,192,322
Interest on capital lease obligations	44,005	44,014	176,110	175,796
Interest on repurchase agreements	1,728	2,919	8,508	9,658
Total interest expense	524,079	843,456	2,240,045	3,377,776

Net interest income	1,187,458	1,518,351	4,760,055	5,765,605

Provision for Loan Losses	290,101	92,018	226,019	538,480
Net interest income after
provision for loan losses	897,357	1,426,333	4,534,036	5,227,125

Noninterest Income:
Service charges and fees	173,842	157,436	576,801	609,888
Gains and fees from sales and referrals of SBA loans	-	-	-	45,286
Gains from sale of branch	-	-	874,912	-
Other noninterest income	39,184	56,494	214,912	305,321
Total noninterest income	213,026	213,930	1,666,625	960,495

Noninterest Expense
Salaries and benefits	730,998	859,899	3,688,383	3,460,037
Occupancy and equipment	156,292	217,923	684,817	852,504
Professional services	102,239	260,150	358,122	786,449
Data processing and other outside services	96,250	107,588	397,464	420,806
Advertising and promotional expense	24,490	19,685	73,641	38,898
Forms, printing and supplies	24,850	28,471	106,826	88,433
FDIC Insurance	19,590	30,058	79,068	124,155
Other operating expenses	191,797	556,331	678,591	990,019
Total noninterest expenses	1,346,506	2,080,105	6,066,912	6,761,301

Net (loss) income	$(236,123)	$ (439,842)	$ 133,749	$ (573,681)

Basic (Loss) Income per Share	$(0.09)	$ (0.15)	$ 0.05	$ (0.19)
Diluted (Loss) Income per Share	$(0.09)	$ (0.15)	$ 0.05	$ (0.19)

Dividends per Share	$-	$ -	$ -	$ -